Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$248,295,023
Unrealized Gain (Loss) on Market Value of Commodity Futures	293,260,846
Dividend Income	28,875
Interest Income	89,350
ETF Transaction Fees	17,000
Total Income (Loss)	$541,691,094

Expenses
General Partner Management Fees	$1,196,278
Professional Fees	228,623
Brokerage Commissions	94,125
Directors' Fees and insurance	27,901
NYMEX License Fee	39,876
SEC & FINRA Registration Expense	294,000
Total Expenses	$1,880,803
Net Income (Loss)	$539,810,291

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/21	$3,210,426,863
Additions (700,000 Shares)	27,130,014
Withdrawals (9,000,000 Shares)	(356,375,413)
Net Income (Loss)	539,810,291

Net Asset Value End of Month	$3,420,991,755
Net Asset Value Per Share (82,923,603 Shares)	$41.25

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596